UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2015

THE CORPORATE EXECUTIVE BOARD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-34849	52-2056410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 North Lynn Street, Arlington, Virginia	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 303-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 4, 2015, The Corporate Executive Board Company (the “Company”) issued a press release with respect to its earnings for the three months and the year ended December 31, 2014 and provided a financial outlook for 2015. On February 2, 2015, the Company’s Board of Directors approved a cash dividend for the first quarter of 2015 of $0.375 per share payable on March 31, 2015 to shareholders of record on March 16, 2015. Additionally, the Company’s Board of Directors approved a new $100 million stock repurchase program, which is authorized through December 31, 2016. A copy of the Company’s press release is attached hereto and furnished as Exhibit 99.1.

Presentation slides used during the Company’s investor conference call, set for February 5, 2015, at 9:00 a.m. ET, may be accessed at http://ir.executiveboard.com/phoenix.zhtml?p=irol-eventDetails&c=113226&eventID=5183146 no later than the starting time of the conference call.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	The Corporate Executive Board Company’s press release for the fourth quarter and year ended December 31, 2014 earnings and 2015 guidance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CORPORATE EXECUTIVE BOARD COMPANY
(Registrant)
Date: February 4, 2015

	By:	/s/ Richard S. Lindahl
Richard S. Lindahl
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	The Corporate Executive Board Company’s press release for the fourth quarter and year ended December 31, 2014 earnings and 2015 guidance.